Confidential Treatment Requested by Lufax Holding Ltd Pursuant to 17 C.F.R. Section 200.83

Exhibit 10.26

Letter of Undertakings

To: the Board of Directors of Lufax Holding Ltd. (hereinafter referred to as the “Proposed Listed Company”)

CC:

Shenzhen Lukong Enterprise Management Co., Ltd. (hereinafter referred to as “Shenzhen Lukong”)

I, [name of indirect individual shareholder], (i) hold [percentage]% equity interest in [name of an entity] (hereinafter referred to as “[Entity 1]”)[, and am the [general / limited] partner of [name of an entity] (hereinafter referred to as “[Entity 2]”) and hold [percentage]% property interest in [Entity 2]]. [Entity 1] directly holds [percentage]% equity interest in Shenzhen Lukong [and [Entity 2] directly holds [percentage]% equity interest in Shenzhen Lukong]; and (ii) On November 21, 2018, I signed the Voting Proxy Agreement, the Exclusive Equity Interest Option Agreement, the Exclusive Asset Option Agreement, and the Share Pledge Agreement (together with any written amendment, supplement or confirmation thereto made thereafter by the parties thereto (if any), collectively, “Relevant Shenzhen Lukong VIE Agreements”) with Lukong (Shenzhen) Technology Service Co., Ltd. and other direct and indirect shareholders of Shenzhen Lukong.

In order to facilitate and complete the listing of shares of the Proposed Listed Company on the Main Board of the Stock Exchange of Hong Kong Limited, I hereby confirm and irrevocably undertake that:

1. Undertakings as to Death or Other Accidents

With regard to the equity interest in Shenzhen Lukong indirectly held by me through [Entity 1] [and [Entity 2]] and all interests attached thereto (hereinafter referred to as “Relevant Equity Interest”), if I am deceased, lose the capacity for civil conduct or otherwise, depriving me of the ability to perform my obligations under the Relevant Shenzhen Lukong VIE Agreements, the aforesaid Relevant Equity Interest held by me will be transferred, free of charge and unconditionally, to the natural or legal person designated by Lukong (Shenzhen) Technology Service Co., Ltd. to the extent permitted by the PRC laws, meanwhile, the natural or legal person will succeed to all rights and obligations that I directly or indirectly have and assume in Shenzhen Lukong.

2. Confirmation and Undertakings as to Divorce

(1)	I confirm that the aforesaid Relevant Equity Interest is not the marital property, or owned by or at the disposal of my spouse;

(2)	My direct or indirect management of the operation of Shenzhen Lukong and other matters of Shenzhen Lukong subject to voting (if I am involved) are not affected by my spouse; and

(3)

If I divorce my spouse, I will take any action to procure the performance of the Relevant Shenzhen Lukong VIE Agreements. I undertake that I shall not in any case take or commit any action, measure, or act that is contrary to the purpose or intention of the Relevant Shenzhen Lukong VIE Agreements.

Confidential Treatment Requested by Lufax Holding Ltd Pursuant to 17 C.F.R. Section 200.83

3. Confirmation and Undertakings as to Conflicts of Interest

(1)

I shall not in any case take or commit any action, measure, or act or omission that is contrary to the purpose or intention of the Relevant Shenzhen Lukong VIE Agreements, which results in or may result in conflicts of interest between Shenzhen Lukong and the Proposed Listed Company, and its subsidiaries.

(2)

If I have a conflict of interest with the Proposed Listed Company or its subsidiaries in performing the Relevant Shenzhen Lukong VIE Agreements, I will safeguard legitimate rights and interests of Lukong (Shenzhen) Technology Service Co., Ltd. under the Relevant Shenzhen Lukong VIE Agreements and follow the instruction of the Proposed Listed Company.

This letter of undertaking comes into force upon execution by me and shall remain valid.

It is hereby undertaken as above.

(The remainder of this page intentionally left blank)

Confidential Treatment Requested by Lufax Holding Ltd Pursuant to 17 C.F.R. Section 200.83

Signature Page to the Letter of Undertakings

Signature: /s/ [name of indirect individual shareholder]

[name of indirect individual shareholder]

Date: November 21, 2018